Exhibit 99.1

MeadWestvaco Corporation
Global Headquarters
11013 West Broad Street
Glen Allen VA 23060-5937
+1 804.327.7925 T
+1 804.327.6209 F www.mwv.com

PRESS RELEASE

Media Contact	Investor Relations

Alison von Puschendorf tel: +1 804-327-7284 mediainquiries@meadwestvaco.com	Jason Thompson tel: +1 804-201-2556

MWV Completes Sale of South Carolina Kraft Paper Mill

to KapStone Paper and Packaging for $485 Million

Richmond, VA (July 1, 2008) – MeadWestvaco Corporation (NYSE: MWV) today announced it has completed the sale of its kraft paper mill in North Charleston, S.C., and related assets to KapStone Paper and Packaging Corporation (NASDAQ: KPPC) for $485 million in cash, subject to post-closing adjustments. The company plans to use a substantial portion of after-tax proceeds to pay down debt. The company expects to report a modest gain upon completion of the sale.

Under the terms of the sale, KapStone acquired MWV’s kraft paper mill in North Charleston, a lumber mill in Summerville, and chip mills located in Elgin, Hampton, Andrews and Kinards, S.C., as well as 100 percent of Cogen South, LLC, the mill’s on-site cogeneration facility. In 2007, the North Charleston mill produced 833,000 tons of saturating kraft, linerboard, and kraft folding carton board. MWV will continue to provide wood fiber for the North Charleston mill through a fiber supply agreement.

The MWV Specialty Chemicals business will continue to operate adjacent to and receive raw materials from the North Charleston mill. In addition, the company’s Community Development and Land Management Group, which manages a diverse portfolio of company landholdings, including the conservation-driven master plan for East Edisto, will continue to operate from the Charleston area.

About MWV

MeadWestvaco Corporation (NYSE: MWV), provides packaging solutions to many of the world’s most-admired brands in the healthcare, personal and beauty care, food, beverage, media and entertainment, and home and garden industries. The company’s businesses include Consumer & Office Products, Specialty Chemicals, and the Community Development and Land Management Group, which sustainably manages the company’s land holdings to support its operations, and to provide for conservation, recreation and development opportunities. With 24,000 employees worldwide, MWV operates in 30 countries and serves customers in more than 100 nations. MWV manages all of its forestlands in accordance with internationally recognized forest certification standards, and has been named to the Dow Jones Sustainability World Index for the fourth consecutive year. For more information, please visit www.mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions, including divestitures; the reorganization of the company’s packaging business units; competitive pricing for the company’s products; changes in raw materials pricing; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its forestlands; adverse results in current or future litigation; currency movements; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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